Exhibit 99.1

News Release

Contact:	Brian Wingard
Treasurer
(814) 765-9621

CNB FINANCIAL ANNOUNCES FOURTH QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA – November 10, 2015

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on December 15, 2015 to shareholders of record on December 1, 2015.

CNB Financial Corporation is a $2.3 billion bank holding company conducting business primarily through CNB Bank, the Corporation’s principal subsidiary. CNB Bank operations include a private banking division, two loan production offices, and twenty-nine full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. FCBank, a division of CNB Bank, operates nine full-service offices in central Ohio.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com, www.eriebank.net, and www.fcbankohio.com.